Exhibit 99.1

News Release

Medgenics Reports First Quarter 2015 Financial Results

•	Commenced enrollment in mid-dose arm of MDGN-201 study
•	Initiated peritoneal dialysis study in Israel
•	Filed U.S. IND for TARGTEPO renal anemia programs
•	Advanced collaboration activities with CHOP
•	Progressed TARGTCNS program with Harvard University

Philadelphia, PA (April 17, 2015) – Medgenics, Inc. (NYSE: MDGN) (the Company), the developer of a proprietary platform for the sustained production and delivery of therapeutic proteins and peptides in patients using ex vivo gene therapy and their own tissue for the treatment of orphan diseases, today announced first quarter 2015 financial results.

Management Commentary

“We are very pleased with the considerable progress we have made with our development pipeline for the TARGT (Transduced Autologous Restorative Gene Therapy) platform this quarter,” stated Mike Cola, Chief Executive Officer of Medgenics. “We have initiated enrollment in the mid-dose cohort of our MDGN-201 study, and we continue to see promising results validating the TARGT platform in the low-dose cohort, with one patient currently at 10 months post-implantation. We look forward to presenting data from this study at the upcoming American Society of Gene and Cell Therapy (ASGCT) annual meeting in New Orleans in May.

Moving forward, we will focus on initiating small proof-of-concept studies in additional renal indications through the remainder of 2015, beginning with the study of end-stage renal disease (ESRD) patients undergoing peritoneal dialysis now underway in Israel. We filed an investigational new drug (IND) application for MDGN-201 with the FDA this quarter, and expect to initiate our U.S.-based peritoneal dialysis study in the near-term.

Furthermore, the Company is actively advancing our collaboration efforts. We are pleased to announce the hiring of Robert Zivin, Ph.D. to head our translational research activities in connection with our collaboration with Children’s Hospital of Philadelphia (CHOP). We are actively working with CHOP to assess and prioritize programs in the collaboration, from which we anticipate announcing a lead program later this year.

Additionally, we are advancing our collaboration with Harvard University that will assess the viability and durability of our TARGT platform for potential applications involving the central nervous system (CNS). We look forward to providing preclinical data from this program in the second half of the year.

And finally, we continue to be opportunistic in considering collaboration and partnership opportunities, and remain diligent in our assessment of potential novel licensing opportunities. We look forward to discussing these results during our first quarter conference call and webcast.”

The Company also announced today that all resolutions proposed at the Company's Annual Meeting of Stockholders held yesterday were duly passed.

Dr. Sol J. Barer, Dr. Eugene A. Bauer, Mr. Isaac Blech, Dr. Alastair Clemow, Mr. Michael F. Cola, Mr. Wilbur H. Gantz and Mr. Joseph J. Grano, Jr., were reelected to the Board of Directors.

Mr. Joel S. Kanter and Dr. Stephen D. McMurray retired from the Board of Directors at the meeting following the expiration of their terms. "On behalf of the Board of Directors and the entire staff at Medgenics, I extend our deepest gratitude to Mr. Kanter and Dr. McMurray for their service to the company," said Sol J. Barer, Non-Executive Chairman of the Board of Medgenics.

Stockholders also ratified the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, to serve as the Company's independent registered public accounting firm for the year ended December 31, 2015.

In connection with the appointment of Robert Zivin, the Compensation Committee of the Medgenics Board of Directors has granted Dr. Zivin inducement awards consisting of stock options covering up to 100,000 shares of the Company’s common stock, $0.0001 par value per share (Common Stock), at a per share exercise price of $9.00, representing the closing price of the Common Stock on the grant date. These options have a 10-year term, with one-third of the options vesting on the first anniversary of grant, one-third vesting on the second anniversary, and the final third vesting on the third anniversary of the grant date, subject to Dr. Zivin’s continuous service through each vesting date. The Compensation Committee of the Medgenics Board of Directors, which is comprised solely of independent directors, granted this award on April 16, 2015 pursuant to a stand-alone award agreement outside of Medgenics’ Stock Incentive Plan as an inducement material to Dr. Zivin’s acceptance of his appointment to the company in accordance with Section 711 of the NYSE MKT Company Guide.

Conference Call and Webcast

Medgenics will host a conference call and live audio webcast on Friday, April 17, 2015 at 8:30 a.m. ET to discuss first quarter 2015 financial results.

In order to participate in the conference call, please dial (844) 466-4113 (domestic) or (765) 507-2652 (international). The conference ID number is 18428859.

The live webcast can be accessed under “Events” in the Investors section of the Company’s website at www.medgenics.com or you may use the link: http://edge.media-server.com/m/p/9erkq6a8/lan/en.

A replay of the call will be available two hours after the end of the conference on April 17, 2015 through April 24, 2015. To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference the conference ID number.

The archived webcast will be available for 30 days in the Investor section of Medgenics’ website at www.medgenics.com.

First Quarter Financial Results

The Company reported financial results for the three months ended March 31, 2015 and the filing with the U.S. Securities and Exchange Commission (SEC) of the Company’s Quarterly Report on Form 10-Q. The Form 10-Q includes unaudited interim consolidated financial statements containing the information presented below, as well as additional information regarding the Company. The Form 10-Q is available at www.sec.gov and at www.medgenics.com.

Gross research and development (R&D) expenses for the three months ended March 31, 2015 increased to $3.90 million from $2.14 million for the same period in 2014. This increase was due mainly to increased materials and sub-contractor costs and increased stock-based compensation expenses related to options granted to research and development personnel.

General and administrative expenses for the three months ended March 31, 2015 were $3.95 million, increasing from $3.09 million for the same period in 2014 primarily due to increased stock-based compensation expenses related to options granted to directors and general and administrative personnel, offset in part by a decrease in professional fees.

Financial expenses for the quarters ended March 31, 2015 were $1.08 million, increasing from $0.12 million for the same period in 2014. This increase was mainly due to the change in valuation of the warrant liability.

Financial income for the quarters ended March 31, 2015 and 2014 was de minimis.

The Company reported cash and cash equivalents of $25.16 million as of March 31, 2015.

For the quarter ended March 31, 2015 the Company reported a loss of $8.92 million or $0.36 per share, compared with a loss of $5.36 million or $0.28 per share for the comparative quarter in 2014.

MEDGENICS, INC. AND ITS SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
U.S dollars in thousands (except share and per share data)

	March 31,	December 31,
	2015	2014
	Unaudited

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$25,159	$33,288
Accounts receivable and prepaid expenses	1,603	315

Total current assets	26,762	33,603

LONG-TERM ASSETS:

Restricted lease deposits	83	83
Severance pay fund	97	99
Property and equipment, net	470	495

Total long-term assets	650	677

Total assets	$27,412	$34,280

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Trade payables	$487	$1,076
Other accounts payable and accrued expenses	993	2,562

Total current liabilities	1,480	3,638

LONG-TERM LIABILITIES:

Accrued severance pay	347	368
Liability in respect of warrants	1,686	612

Total long-term liabilities	2,033	980

Total liabilities	3,513	4,618

STOCKHOLDERS' EQUITY:

Common stock-$0.0001 par value; 100,000,000 shares authorized; 24,861,130 shares issued and 24,852,630 shares outstanding at March 31, 2015; 24,851,075 shares issued and 24,818,075 shares outstanding at December 31, 2014	3	3
Additional paid-in capital	132,956	129,797
Accumulated deficit	(109,060)	(100,138)

Total stockholders' equity	23,899	29,662

Total liabilities and stockholders' equity	$27,412	$34,280

MEDGENICS, INC. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
US Dollars in thousands (except share and per share data)

	Three months ended March 31,
	2015	2014
	Unaudited

Research and development expenses	$3,901	$2,142

General and administrative expenses	3,947	3,093

Operating loss	(7,888)	(5,235)

Financial expenses	(1,078)	(120)
Financial income	5	3

Loss before taxes on income	(8,921)	(5,352)

Taxes on income	1	5

Loss	$(8,922)	$(5,357)

Basic and diluted loss per share	$(0.36)	$(0.28)

Weighted average number of common stock used in computing basic and diluted loss per share	24,843,516	18,872,001

About Medgenics

Medgenics is developing the TARGT™ (Transduced Autologous Restorative Gene Therapy) system, a proprietary platform for the sustained production and delivery of therapeutic proteins and peptides using ex vivo gene therapy and the patient's own tissue for the treatment of orphan and rare diseases. For more information, visit the Company’s website at www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

Medgenics, Inc.
John Leaman
john.leaman@medgenics.com

Medgenics, Inc.
Brian Piper

240-899-5554

brian.piper@medgenics.com

Stern Investor Relations

Beth DelGiacco

212-362-1200

Beth@sternir.com